Exhibit 10.1

                    SEPARATION AGREEMENT
                    --------------------


          THIS SEPARATION AGREEMENT is made this 19th day of October, 1998, (the

"Agreement") by and between Wickes Inc., a Delaware corporation (the "Company"),

and Kenneth M. Kirschner ("Kirschner").



                    W I T N E S S E T H:
                    -------------------
          WHEREAS, Kirschner currently is serving the Company as its Vice

Chairman, Chief Administrative Officer, General Counsel and Secretary and as a

member of its Board of Directors; and

          WHEREAS, the parties wish to set forth their agreements regarding the termination of Kirschner's positions with the Company, on the terms hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

          1.   Termination.
               -----------
               (a)  From and after October 19, 1998 (the "Termination Date"),

Kirschner shall no longer serve the Company as its Vice Chairman, Chief

Administrative Officer, General Counsel and Secretary and any other employment relationship that he had with the Company or any of its subsidiaries shall terminate.

               (b)  Kirschner hereby resigns as a director of the Company and from the Board of Directors of any subsidiary of the Company on which he serves,

effective as of the Termination Date.

          2.   Salary and Vacation.  Kirschner shall receive his regular salary
               -------------------
payments through the Termination Date, in addition to the sum of $29,322.28 for accrued, but unused vacation (less any payroll deductions required by law),

payable no later than ten (10) business days after execution and delivery of this Agreement.

          3.   Severance.  Kirschner shall receive the sum of Six Hundred Thirty
               ---------
Thousand Dollars ($630,000) (less any payroll deductions required by law)

payable immediately upon execution and delivery of this Agreement, via wire transfer by the Company to an account designated by Kirschner, in writing, in lieu of any severance pay or bonus which Kirschner may be entitled to under the

Company's Special Severance and Stay Incentive Bonus Plan, dated November 25,

1997 (the "Stay Incentive Bonus Plan") or otherwise pursuant to any other severance pay or bonus plan, practice or arrangement.

          4.   Options.  Pursuant to the terms of the grant of options to
               -------
purchase common stock of the Company set forth in the Option Agreements made between the Company and Kirschner, dated January 27, 1995, November 18, 1996,

and February 16, 1998, respectively, under the Company's 1993 Long Term

Incentive Plan, amended and restated as of November 30, 1994, (the "Long Term

Incentive Plan"), and pursuant to the determination of the Company's Board of

Directors Compensation and Benefits Committee, with respect to the January 27,

1995 and November 18, 1996 Option Agreements, Kirschner shall have an option to purchase the number of shares of common stock of the Company during the exercise periods and for the exercise prices listed below:

           Exercise Period
               From and
              After the                        Per Share
  Option     Termination                        Exercise
Agreement        Date      Number of Shares       Price
---------   ------------   ----------------   ----------
 01/27/95      3 months          48,000          $15.00
 11/18/96      3 months          12,000          $ 4.52
 02/16/98      2 years           20,000          $ 3.41


          5.   Termination of Benefits.  Kirschner's coverage under the
               -----------------------
Company's employee benefit plans, policies and programs, shall terminate as of the Termination Date.  Promptly following execution of this Agreement, the

Company shall provide Kirschner with information regarding his option to continue his and his dependents' coverage under the Company's group medical insurance plan in accordance with the Consolidated Omnibus Budget Reconciliation

Act of 1985 ("COBRA").  In addition to the foregoing option pursuant to COBRA,

Kirschner shall have whatever conversion rights are provided to him under the terms of the applicable benefit plans as a terminated employee.

          6.   Release by Kirschner.  Kirschner, for himself, his heirs,
               --------------------
executors, administrators, and assigns, does hereby fully, finally and forever release and discharge the Company its subsidiaries and their respective predecessors, successors and assigns, and their current or former shareholders,

directors, officers, employees, agents, and attorneys (in their respective capacities as current or former shareholders, directors, officers, employees,

agents and attorneys of and for the Company) (hereinafter the "Wickes

Releasees") of and from any and all claims, demands, actions, causes of action,

suits, damages, losses, expenses and attorneys' fees of any kind and every nature whatsoever, whether known or unknown, which he has or may have against the Wickes Releasees, and each of them, growing out of or arising from or pertaining to any transaction, dealing, employment relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to the date of execution hereof, including but not limited to wrongful discharge, breach of contract, any claims arising out of or related to the Stay

Incentive Bonus Plan, the Long Term Incentive Plan, and the Option Agreements

made pursuant thereto, dated January 27, 1995, November 18, 1996 and February

16, 1998, respectively, tort, defamation, the Civil Rights laws, Employee

Retirement Income Security Act, or any other federal, state or local law relating to employment, termination of employment, discrimination in employment,

wages, benefits or otherwise, provided, however, that this release excludes any class-action (other than a class-action initiated by Kirschner or a class-action that Kirschner has caused to be initiated) brought on behalf of the shareholders of the Company, in which Kirschner would otherwise be included as a member of the class.  This release also excludes Kirschner's right to enforce the terms of this Agreement.

          7.   Confidential Information.
               ------------------------
          (a)  Kirschner agrees that he shall not hereafter, at any time,

disclose in any manner or for any reason, without the Company's prior written consent, any confidential business information (not already or hereafter otherwise made public) about the affairs and business of the Company and its subsidiaries or make the same available, to any competitor of the Company

(including its subsidiaries), or a subsidiary or affiliate of such competitor,

or any person or organization (except to other employees of the Company or its subsidiaries in the course of their employment) unless Kirschner is required to make such disclosure pursuant to a valid subpoena or court order or otherwise required under the law.

               (b)  Kirschner understands and agrees that the covenants,

restrictions and prohibitions against disclosure of confidential information in paragraph 7(a), above, are in addition to, and not in lieu of, any rights or remedies which the Company or its subsidiaries may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by the Company or its subsidiaries of their respective rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which they may possess in law or equity absent this Agreement.

          8.   Release by the Company.  The Company and its subsidiaries do
               ----------------------
hereby fully, finally and forever release and discharge Kirschner, his heirs,

executors, administrators, and assigns, (hereinafter the "Kirschner Releasees")

of and from any and all claims, demands, actions, causes of action, suits,

damages, losses, expenses and attorneys' fees of any kind and every nature whatsoever, whether known or unknown, which the Company or its subsidiaries, or any of them, have or may have against the Kirschner Releasees, and each of them,

growing out of or arising from or pertaining to any transaction, dealing,

employment relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to the date of execution hereof,

provided, however, that this release excludes any claims, involving or relating to any fraud or criminal conduct by Kirschner and any direct or derivative claims brought against Kirschner by shareholders arising out of or relating to

Kirschner's service as a director of the Company or its subsidiaries, subject to

Kirschner's rights to indemnification, as provided in paragraph 9, below.  This release also excludes the Company's and its subsidiaries' respective rights to enforce the terms of this Agreement.

          9.   Indemnity.  The Company and each of its subsidiaries for whom the
               ---------
Kirschner has served as an employee, officer or director shall indemnify, defend and hold harmless Kirschner in such capacity as an employee, officer or director to the extent permissible under the corporate law of the state of incorporation of such entity, but, as applicable, not less than the extent provided in the certificate of incorporation and by-laws of such entity on the date of this

Agreement.

          10.  Return of Property; Access to Former Office.  (a) Within twenty
               -------------------------------------------
(20) business days after the date hereof, Kirschner will return to the Company all property of the Company in his possession or control (whether maintained at his former office, home or elsewhere), including, without limitation, all lists,

books and records of the Company (and all copies thereof), all data or other information concerning the Company recorded, stored, maintained or operated by electronic, mechanical or photographic process, whether computerized or not, all copies of all management studies, business or strategic plans, budgets,

notebooks and all other printed, typed or written materials, documents and data of or relating to the Company or any of its subsidiaries, except Kirschner shall be permitted to purchase the Company's laptop computer currently in his possession for the sum of $1,000.00 (provided that all information concerning the Company stored therein is deleted therefrom) and the Company's cellular telephone designated for Kirschner's use for $200.00.

          (b)  The Company shall for a period of five business days after the date hereof allow Kirschner to have access to his former office for the purpose of retrieving his personal property and documents.  At the Company's option,

Kirschner shall have such access after business hours.

          11.  Non-Disparagement.  Kirschner agrees he will not make any false,
               -----------------
disparaging or derogatory statements  regarding the Company or its subsidiaries or any of their respective current or former shareholders, directors, officers,

employees, agents or representatives (in their respective capacities as current or former shareholders, directors, officers, employees, agents or representatives of the Company or its subsidiaries).  The Company shall cause the senior officers and directors of the Company (in their respective capacities as senior officers and directors of the Company) not to make any false,

disparaging or derogatory statements regarding Kirschner.  The foregoing shall not preclude the filing and prosecution of any legal claims in respect of the matters excluded from the releases set forth in this Agreement.

          12.  Non-Admissions.  Neither by offering to make nor by making this
               --------------
Agreement does any party admit any failure of performance, wrongdoing, or violation of law.

          13.  Representations and Warranties.
               ------------------------------
               (a)  Kirschner represents and warrants to the Company as follows:

(i) he has full legal right, power and authority to enter into and perform all of his obligations under this Agreement; (ii) this Agreement and all terms hereof are fair, reasonable and are not the result of any fraud, duress,

coercion, pressure or undue influence exercised by the Company or its representatives; (iii) the execution and delivery of this Agreement by him will not violate any other agreement to which he is a party; (iv) no consent of any third party is required for the execution and performance of this Agreement by him; and (v) this Agreement has been duly executed and delivered by him and constitutes a legal, valid and binding agreement of him, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

               (b)  The Company represents and warrants to Kirschner as follows:

(i) the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement has been duly authorized and approved by all required corporate action on the part of the Company,

including approval by its Board of Directors; (iii) this Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms,

subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, mora torium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity; (iv) the execution and delivery of this Agreement by the Company will not constitute a breach under

(with or without notice or the passage of time or both) or violate the Company's certificate of incorporation or by-laws, any agreement to which the Company is a party or any law, regulation, rule or ordinance to which the Company is subject and (v) no consent of any third party is required for the execution and per formance of this Agreement by the Company.

          14.  Notice.  All notices, requests and other communications to any
               -------
party hereunder shall be given or made in writing and mailed (by registered or certified mail or by overnight courier) or delivered by hand as follows:

               (a)  if to the Company, to it at its principal executive office,

Attention:  Timothy A. White, Director of Human Resources

               (b)  if to Kirschner, to him at:

                    Holland & Knight LLP
                    50 North Laura Street, Suite 3900
                    Jacksonville, FL  32202

or such address as such party may hereafter specify for the purpose of notice to the other party hereto.  Each such notice, request or other communication shall be effective when, if delivered by hand, received by the party to which it is addressed or, if mailed in the manner described above, on the third business day after the date of mailing.

          15.  Successors and Assigns.  The rights and obligations of the
               ----------------------
Company and its subsidiaries under this Agreement shall inure to the benefit and be binding upon their successors and assigns and any entity to which their assets and business may be transferred by operation of law or otherwise.  This

Agreement is personal to Kirschner, and Kirschner shall not, without the written consent of the Company, assign his rights or obligations hereunder other than by will or the laws of descent and distribution, but the provisions hereof shall inure to the benefit of and be enforceable by Kirschner's heirs and legal representatives.

          16.  Governing Law.  This Agreement shall be construed in accordance
               --------------
with and governed by the substantive laws of the State of Illinois, without regard to the choice of law rules thereof.

          17.  Press Release.  Kirschner and the Company agree on the text of a
               -------------
press release announcing his departure from the Company and resignation from the

Company's Board of Directors in the form attached hereto as Exhibit A.

          18.  Complete Understanding.  This Agreement supersedes any prior
               ----------------------
contracts, understandings, discussions and agreements between Kirschner and the

Company and constitutes the complete understanding between the parties with respect to the subject matter hereof.  No statement, representation, warranty or covenant has been made by either party with respect hereto except as expressly set forth therein.

          19.  Modification; Waiver.
               --------------------
               (a)  This Agreement may be amended or waived if, and only if,

such amendment or waiver is in writing and signed, in the case of an amendment,

by the Company and Kirschner or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b)  No failure or delay by any party in exercising any right,

power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and shall not be exclusive of any rights or remedies provided by law or at equity.

          20.  Headings.  The section headings in this Agreement are for
               --------
convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

          21.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.



          IN WITNESS WHEREOF, Kirschner and the Company have executed this

Agreement to be effective as of the 19th day of October, 1998.

                        WICKES INC.



                        By:
                           --------------------
                            Claudia B. Slacik
                                   Director


                           --------------------
                           Kenneth M. Kirschner


STATE OF __________  )
                     :  ss.:
COUNTY OF ___________)


          On the _____ day of October, 1998, before me personally came Kenneth
M. Kirschner, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



----------------------------------
Notary Public